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                                                                      EXHIBIT 14

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Investment Advisory and Other Services" in the Statement of Additional Information and to the use of our report dated January 31, 2001,with respect to the SAFECO Municipal Bond Fund and SAFECO Insured Municipal Bond Fund for the year ended December 31, 2000, which is included this Registration Statement (Form N-14) of the SAFECO Tax-Exempt Bond Trust.

/s/ Ernst & Young LLP

Seattle, Washington
February 15, 2001